Independent Auditors' Consent



We consent to incorporation by reference in the Registration Statement (No. 2-92497) on Form S-8 of Total System Services, Inc. of our report dated April 13, 2001, relating to the statement of financial condition of the Total System Services, Inc. Employee Stock Purchase Plan as of December 31, 2000 and 1999, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2000, which report appears in the 2000 annual report on Form 11-K of the Total System Services, Inc. Employee Stock Purchase Plan, included as Exhibit 99.1 to the 2000 annual report on Form 10-K/A of Total System Services, Inc.


/s/KPMG LLP



Atlanta, Georgia
April 26, 2001









                          Independent Auditors' Consent



We consent to incorporation by reference in the Registration Statement (No. 33-17376) on Form S-8 of Total System Services, Inc. of our report dated April 13, 2001, relating to the statement of financial condition of the Total System Services, Inc. Director Stock Purchase Plan as of December 31, 2000 and 1999, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2000, which report appears in the 2000 annual report on Form 11-K of the Total System Services, Inc. Director Stock Purchase Plan, included as Exhibit 99.2 to the 2000 annual report on Form 10-K/A of Total System Services, Inc.


/s/KPMG LLP



Atlanta, Georgia
April 26, 2001